                                                                       FORM 10-Q

                                                                   EXHIBIT 11


                               HICKOK INCORPORATED
             STATEMENT RE: COMPUTATION OF PER COMMON SHARE EARNINGS


                                                    Three Months Ended
                                                       December 31,
                                              ------------------------------

                                                   1997                1996
                                              --------------      --------------

PRIMARY
-------
Average shares outstanding                         1,195,850           1,192,850
Net effect of dilutive
     stock options - based
     on the treasury stock
     method using average
     market price                                     16,304              19,623
                                              --------------      --------------

         Total Shares                              1,212,154           1,212,473
                                              --------------      --------------

Net Income (Loss)                             $      287,435      $     (194,441)
                                              --------------      --------------

         Per Share                            $          .24      $        (0.16)
                                              ==============      ==============


FULLY DILUTED
-------------
Average shares outstanding                         1,195,850           1,192,850

Net effect of dilutive
   stock options - based
   on the treasury stock
   method using period-end
   market price, if
   higher than average
   market price                                       18,982              19,623
                                              --------------      --------------

         Total Shares                              1,214,832           1,212,473
                                              --------------      --------------

Net Income (Loss)                             $      287,435      $     (194,441)
                                              ==============      ==============

         Per Share                            $         0.24      $        (0.16)
                                              ==============      ==============


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